UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2008

Sovereign Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Pennsylvania	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 256-8601

n/a
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Transaction Agreement

On October 13, 2008, Sovereign Bancorp, Inc, a Pennsylvania corporation (the "Company”), and Banco Santander, S.A., a Spanish sociedad anónima (“Parent”), entered into a Transaction Agreement (the "Transaction Agreement”) pursuant to which Parent will acquire all of the Company’s common stock, no par value per share (the "Company Common Stock”), not already owned by Parent pursuant to a series of transactions (collectively, the "Transaction”). In accordance with the terms and conditions of the Transaction Agreement, (i) the Company will form a new wholly owned subsidiary (the "Company Virginia Sub”) as a Virginia corporation under and in accordance with the Virginia Stock Corporation Act (the "VSCA”), (ii) the Company will merge with and into Company Virginia Sub, with Company Virginia Sub surviving such merger (the "Reincorporation Merger”), and each holder of Company Common Stock will receive one share of common stock, no par value, of Company Virginia Sub (“Company Virginia Sub Common Stock”), for each share of Company Common Stock held immediately prior to the Reincorporation Merger, and (iii) immediately following the Reincorporation Merger, Company Virginia Sub will become a wholly owned subsidiary of Parent pursuant to a statutory share exchange (the "Share Exchange”) in accordance with the VSCA, pursuant to which each share of Company Virginia Sub Common Stock will be exchanged for the right to receive from Parent the number of ordinary shares of Parent, of 50 euro-cents nominal value each (the "Parent Ordinary Shares”), as is equal to 0.2924, which Parent Ordinary Shares will be issued in the form of receipts representing American depositary shares representing Parent Ordinary Shares.

The Transaction Agreement contains customary representations, warranties and covenants of the Company and Parent, including, among others, covenants to conduct their respective businesses in the ordinary course during the interim period between the execution of the Transaction Agreement and consummation of the Transaction and to maintain and preserve their respective business organizations and relationships during such period. Each of the Boards of Directors of the Company and the Executive Committee of Parent has unanimously approved the Transaction and both companies have agreed to submit the Transaction to their respective shareholders for the requisite approval. In addition, the Company has agreed to certain non-solicitation covenants, including agreeing to not (i) solicit proposals from third parties relating to an acquisition proposal or (ii) subject to certain exceptions, furnish information to or enter into discussions with any third party regarding any unsolicited acquisition proposals.

Consummation of the Transaction is subject to customary conditions, including (i) receipt of the necessary approvals of each of the holders of Company Common Stock and Parent Ordinary Shares, (ii) receipt of regulatory approvals, (iii) absence of any law or order prohibiting the closing of the Transaction, (iv) the accuracy of the representations and warranties of the other party, (v) material compliance of the other party with its covenants, and (vi) the absence of certain material adverse effects (as defined in the Transaction Agreement). The Transaction Agreement contains certain termination rights for both the Company and Parent, including the right to terminate the Transaction Agreement if the closing date has not occurred on or before June 30, 2009. In addition, upon termination of the Transaction Agreement, under specified circumstances, the Company may be required to pay Parent a termination fee of $95 million as well as reimburse Parent for its reasonable out-of-pocket fees and expenses.

The foregoing description of the Transaction and the Transaction Agreement does not purport to be complete and is qualified in its entirety by reference to the Transaction Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

Please note that the representations and warranties of each party set forth in the Transaction Agreement have been made solely for the benefit of the other party to the Transaction Agreement. In addition, such representations and warranties (i) have been qualified by confidential disclosures made to the other party in connection with the Transaction Agreement, (ii) will not survive consummation of the Transaction and cannot be the basis for any claims under the Transaction Agreement by the other party after termination of the Transaction Agreement except as a result of a knowing breach as of the date of the Transaction Agreement, (iii) are subject to materiality qualifications contained in the Transaction Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Transaction Agreement or such other date as is specified in the Transaction Agreement, and (v) may have been included in the Transaction Agreement for the purpose of allocating risk between the Company and Parent rather than establishing matters as facts. Accordingly, the Transaction Agreement is included with this filing only to provide investors with information regarding the terms of the Transaction Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. The Transaction Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Transaction that will be contained in, or incorporated by reference into, the proxy statement/prospectus that the parties will be filing in connection with the Transaction, as well as in the public disclosure documents that the Company and Parent file with the Securities and Exchange Commission (“SEC”) from time to time.

Shareholder Agreement

In order to induce Parent to enter into the Transaction Agreement, Parent requested that certain shareholders of the Company (each, a “Restricted Shareholder”), and each Restricted Shareholder agreed, to enter into Shareholder Agreement, dated as of October 13, 2008 (the "Shareholder Agreement”), whereby each Restricted Shareholder agreed to vote or exercise its right to consent with respect to all shares of Company Common Stock that such shareholder beneficially owns to approve and adopt the Transaction Agreement, the Reincorporation Merger, the Share Exchange and all agreements related to the Reincorporation Merger and the Share Exchange. In addition, each Restricted Shareholder agreed not to sell, assign, transfer or otherwise dispose of any shares of Company Common Stock prior to the earlier of (i) the record date established by the Company’s Board of Directors for the meeting of Company’s shareholders contemplated by Section 10.02 of the Transaction Agreement and (ii) June 30, 2009.

The foregoing description of the Shareholder Agreement does not purport to be complete and is qualified in its entirety by reference to Shareholder Agreement, which is filed as Exhibit 4.1 hereto, and is incorporated herein by reference.

Rights Agreement Amendment

In connection with the Transaction, most notably the Shareholder Agreements, the Company and Mellon Investor Services, LLC, as the Rights Agent, entered into the Third Amendment to the Second Amended and Restated Rights Agreement, dated October 13, 2008 (the "Rights Agreement Amendment”). The Rights Agreement Amendment provides that the definition of “Acquiring Person”, as used in the Second Amended and Restated Rights Agreement, dated January 19, 2005, as amended on October 24, 2005 and further amended on June 29, 2007, shall not include (i) Santander as a result of the Transactions contemplated by the Transaction Agreement, so long as such agreement has not terminated in accordance with its terms or otherwise, or (ii) each of Santander and each Restricted Shareholder as parties to the respective Shareholder Agreement, to the extent and only to the extent that (x) such Restricted Shareholder or Santander, as applicable, had or may be deemed to have beneficial ownership of shares of Company Common Stock solely as a result of such Shareholder Agreement and (y) any such Shareholder Agreement has not terminated in accordance with its terms or otherwise.

The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Amendment, which is filed as Exhibit 4.2 hereto, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2008, in accordance with the terms and conditions of the Investment Agreement between the Company and Santander, dated October 24, 2005, as amended to date, Alberto Sánchez resigned as a director of the Company.

* * *

Additional Information About theTransaction

In connection with the Transaction, the Company and Parent will file with the SEC a Registration Statement on Form F-4 that will include a proxy statement of the Company that also constitutes a prospectus of Parent. The Company will mail the proxy statement/prospectus to its shareholders. Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by the Company and Parent with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing the Company’ website at www.sovereignbank.com under the tab “Investor Relations” and then under the subheading “Financials”, then click on “SEC Filings”.

Participants in the Transaction

The Company, Parent and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from shareholders in favor of the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can obtain free copies of these documents from the Company or Parent using the contact information above.

Forward-Looking Statements

Statements in this filing which are not historical facts are “forward-looking statements” that involve risks and uncertainties, including the results of proposed financing activities. For a discussion of such risks and uncertainties, which could cause actual future events to differ from those contained in the forward-looking statements, see “Forward-Looking Statements” in Sovereign’s Annual Report on Form 10-K for the most recently ended fiscal year.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Form of Transaction Agreement, dated as of October 13, 2008, between Sovereign Bancorp, Inc. and Banco Santander, S.A.
4.1	Form of Shareholder Agreement, dated October 13, 2008, between Banco Santander, S.A. and the shareholder signatory thereto.
4.2	Third Amendment to the Second Amended and Restated Rights Plan, dated October 13, 2008, between Sovereign Bancorp, Inc. and Mellon Investor Services, LLC, as the Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.

Dated: October 16, 2008	By: /s/ Stacey V. Weikel
Name: Stacey V. Weikel
Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
2.1	Form of Transaction Agreement, dated as of October 13, 2008, between Sovereign Bancorp, Inc. and Banco Santander, S.A.
4.1	Form of Shareholder Agreement, dated October 13, 2008, between Banco Santander, S.A. and the shareholder signatory thereto.
4.2	Third Amendment to the Second Amended and Restated Rights Plan, dated October 13, 2008, between Sovereign Bancorp, Inc. and Mellon Investor Services, LLC, as the Rights Agent.